UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2021

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 3, 2021, simultaneously with the consummation of its initial public offering (“IPO”), Endeavor Group Holdings, Inc. (the “Company”) closed that certain Transaction Agreement, dated February 16, 2021 (the “Transaction Agreement”), by and between the Company and affiliates of Silver Lake and Kohlberg Kravis Roberts & Co. L.P. (collectively, “KKR”) and certain other investors (collectively with certain other persons that hold equity interests in Zuffa Parent, LLC (“UFC Parent”) and certain of their affiliates, the “Other UFC Holders”) pursuant to which the Company directly or indirectly acquired equity interests in UFC Parent (including warrants of UFC Parent or common equity received by warrant holders from the exercise of warrants of UFC Parent) from the Other UFC Holders (or their affiliates) resulting in the Company directly or indirectly owning 100% of the equity interests of UFC Parent.

The terms of the Transaction Agreement and the transactions related thereto are substantially the same as the terms set forth in the forms of such agreement previously filed as an exhibit to the Registration Statement (as defined below) and as described therein. For further information about the Transaction Agreement and the transactions related thereto, including the consideration paid and the various relationships certain parties to the Transaction Agreement have with the Company, see “Prospectus Summary—UFC Buyout” and “Certain Relationships and Related Party Transactions” in the prospectus that forms a part of the Registration Statement.

Item 3.02. Unregistered Sales of Equity Securities.

On May 3, 2021, simultaneously with the consummation of its IPO, the Company closed the private placement of shares of its Class A common stock, $0.00001 par value per share (the “Class A common stock”) with each of Capital Research and Management Company, Coatue Management, L.L.C., Dragoneer Investment Group LLC, Elliott Investment Management L.P., Fertitta Capital, Fidelity Management & Research Company LLC, Kraft Group LLC, MSD Capital, L.P., Mubadala Investment Company, Silver Lake, Tako Ventures, LLC, Tencent, Third Point LLC and Zeke Capital Advisors, LLC (the “private placement investors”) to purchase an aggregate of 74,543,080 shares of the Company’s Class A common stock, consisting of 56,336,830 shares of Class A common stock sold by the Company and 18,206,250 shares of Class A common stock sold by affiliates of KKR, in each case, at a price per share equal to $24.00 (the “Private Placements”). The aggregate proceeds from the Private Placements were $1,789.0 million, which included proceeds of $1,352.1 million to the Company and proceeds of $437.0 million to affiliates of KKR. No underwriting discounts or commissions were paid with respect to the Private Placements. The Private Placements were conducted as non-public transactions and, as transactions by an issuer not involving a public offering, are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. Certain investors in the Private Placement have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the prospectus that forms a part of the Registration Statement.

Item 8.01. Other Events.

On May 3, 2021, the Company closed its IPO of 21,300,000 shares of the Company’s Class A common stock at an offering price of $24.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-254908), as amended (the “Registration Statement”). The gross proceeds to the Company from the IPO were $511.2 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has granted to the underwriters an option to purchase 3,195,000 shares, which remains unexercised as the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Robert Hilton
Name:	Robert Hilton
Title:	SVP, Associate General Counsel & Corporate Secretary

Date: May 4, 2021